SECURITIES AND EXCHANGE COMMISSION

                       ==================================

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ==================================

                                   ANMORE, INC.
              (Exact Name of Small Business Issuer in its Charter)

        FLORIDA                                              20-0398885
(State of Incorporation)       (Primary Standard        (IRS Employer ID No.)
                                Classification Code)

                         4770 Biscayne Blvd., Suite 1470
                              Miami, Florida 33137
                                 (305) 576-6833
             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)

                                 Giorgio Saumat
                         4770 Biscayne Blvd., Suite 1470
                              Miami, Florida 33137
                                 (305) 576-6833
            (Name, Address and Telephone Number of Agent for Service)

                          Copies of communications to:
                              GREGG E. JACLIN, ESQ.
                              ANSLOW & JACLIN, LLP
                          195 Route 9 South, Suite 204
                               Manalapan, NJ 07726
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

                                            Amount to be    Proposed Maximum  Proposed Maximum
                                            Registered      Aggregate         Aggregate          Amount of
Title of Each Class Of                                      Offering Price    Offering Price     Registration fee
Securities to be Registered                                 per share
Common Stock, par value $0.001               6,600,000      $0.02             $132,000            $16.72

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.02 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.


PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED OCTOBER   , 2004


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

                                   ANMORE, INC.
                                6,600,000 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 6,600,000 shares of our common stock can be sold by selling security holders at a fixed price of $.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

The Purchase Of The Securities Offered Through This Prospectus Involves A High Degree Of Risk. You Should Carefully Consider The Factors Described Under The Heading "Risk Factors" Beginning On Page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


The Date Of This Prospectus Is: October    , 2004

                                TABLE OF CONTENTS



PAGE

Summary Financial Data Schedule                                               1

Risk Factors                                                                  2

Use of Proceeds                                                               5

Determination of Offering Price                                               6

Selling Shareholders                                                          7

Plan of Distribution                                                          8

Legal Proceedings                                                             9

Directors, Executive Officers, Promoters and Control Persons                  9

Security Ownership of Certain Beneficial Owners and Management                9

Description of Securities Interests of Named Experts and Counsel             10

Disclosure of Commission Position of Indemnification for
Securities Act Liabilities                                                   12

Organization Within Last Five Years                                          12

Description of Business                                                      12

Plan of Operation                                                            15

Description of Property                                                      18

Certain Relationships and Related Transactions                               19

Market for Common Equity and Related Stockholder Matters                     19

Executive Compensation                                                       20

Available Information                                                        20

Index to Financial Statements                                                F


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Until cleared, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. Dealers should deliver the prospectus for 90 days after the first date upon which the security was offered to the public.

                                ABOUT OUR COMPANY

We are a development stage Florida-based real estate company that will offer benchmarked rental units for the Miami, Florida community. Our units will balance safety, cutting edge features, and a positive atmosphere for all tenants. We were originally incorporated in New Jersey, and in November of 2003, we redomesticated as a Florida Corporation. We sub-lease office space and equipment from CASAU Group, Inc. in a quality office space near downtown Miami. The management team of CASAU Group oversees the day-to-day operations of Anmore, and will continue to do so on a part-time basis, until we are fiscally responsible to assemble our own independent management team.

Our specific focus is on purchasing, developing, and leasing property located in the greater Miami area. Our first project will be to purchase vacant land in Miami and develop a small four-unit rental complex. After development, the complex will be an affordable, fully furnished, and technologically advanced living environment for the residents of South Miami as well as visitors to the area. As we grows, we will consider other properties both in and outside of Florida for purchase and development in order to diversify our assets.

During our development stage, we will rely heavily on word of mouth and the relationships of management, specifically Giorgio Saumat, our President, as the primary advertising and marketing techniques. Our assets will consist of the real estate that we develop into housing complexes. Our cash flow will be generated as the direct result of the purchasing, renting, and selling income producing real estate.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. The offering price of $.02 was determined by the price shareholders were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this prospectus.

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this prospectus.

                                             Six Months Ended
                                          June 30, 2004

STATEMENT OF OPERATIONS

Revenues                                           $0
Net Income                                        (48)
Total Operating Expenses                           48


                                            As of              As of
                                        June 30, 2004        December 31, 2003

BALANCE SHEET DATA

Cash                                        $105,952                     $0
Total Assets                                 105,952                      0
Total Liabilities                              6,000                  2,000
Stockholders' Equity (Deficiency)             99,952                 (2,000)


                              WHERE YOU CAN FIND US

Our corporate offices are located at 4770 Biscayne Boulevard, Suite 1470, Miami, Florida 33137. Our telephone number is (305)576-6833. We have an Internet website located at www.anmore.net.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words "we", "our" or "us" refer to the Company and not to the selling stockholders.

We Have A Limited Operating History In Which To Evaluate Our Business.

We were incorporated in New Jersey in June 2003 as a blank check company and recently re-domesticated in Florida with the purpose of acquiring and managing real estate properties. We have not commenced our proposed business operations or realized any revenues. Therefore we have no operating history upon which an evaluation of our future success or failure can be made.

OUR SUCCESS DEPENDS UPON THE EFFORTS OF OUR MANAGEMENT TEAM AND OUR FAILURE TO RETAIN HIM AND TO ATTRACT KEY PERSONNEL WILL NEGATIVELY AFFECT OUR BUSINESS.

Our business is greatly dependent on the efforts of Giorgio Saumat, our Chairman and President and Irela Castillo, our Chief Financial Officer as well as our ability to attract key personnel. Also, our success will depend in large part upon our ability to attract, develop, motivate and retain highly skilled technical employees.

We will require additional management, middle management and technical personnel who have previous expertise in real estate in order to achieve our business objectives. We may be unable to attract, assimilate or retain other highly qualified employees. There is significant competition for qualified employees in the real estate industries. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, we will be unable to provide all of our services such as. We may be forced to limit our operations to only a portion of our current business strategy which may limit our ability to become successful. This may force our current management to handle such responsibilities which would affect their ability to undertake their roles in our business.

WE WILL REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO MAINTAIN BUSINESS OPERATIONS.

Even with the proceeds from this offering we will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. However, at this time, we can not determine the amount of additional funding necessary to implement such plan. We intend to assess such amount at the time we will implement the business plan.
We anticipate requiring additional funds in order to fully implement our business plan to significantly expand our operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate our development plans. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

THE RENTAL PROPERTY INDUSTRY IS SIGNIFICANTLY AFFECTED BY CHANGES IN GENERAL AND LOCAL ECONOMIC CONDITIONS, REAL ESTATE MARKETS AND WEATHER CONDITIONS, WHICH COULD AFFECT OUR ABILITY TO DEVELOP RENTAL UNITS AT PRICES OUR POTENTIAL CUSTOMERS ARE WILLING OR ABLE TO PAY

The real estate industry is cyclical, has from time to time experienced significant difficulties and is significantly affected by changes in general and local economic conditions such as:

     o    employment levels and job growth;
     o    interest rates; and
     o    consumer confidence.

An oversupply of alternatives to rental properties, such as hotels and inns, could depress prices and reduce margins for the rental of our units. Weather conditions and natural disasters such as hurricanes, tornadoes, earthquakes, floods and fires can harm the rental business. These difficulties could cause us to take longer and incur more costs to develop new properties. We may not be able to recapture increased costs by raising prices in many cases because we fix our prices up to for periods of time by entering into lease agreements with individuals or corporations for these units.

OUR SUCCESS DEPENDS ON THE AVAILABILITY OF SUITABLE PROPERTY AT
ACCEPTABLE PRICES.

Our success in developing these rental units depends in part upon the continued availability of suitable properties and at acceptable prices. The availability of these lots for purchase at favorable prices depends on a number of factors outside of our control, including the risk of competitive over-bidding on land and lots and restrictive governmental regulation. Should suitable property opportunities become less available, the number of units that we may be able to develop would be reduced, which would reduce revenue and profits.

RAW MATERIAL AND LABOR SHORTAGES AND PRICE FLUCTUATIONS COULD DELAY OR INCREASE THE COST OF DEVELOPING THE RENTAL UNITS AND ADVERSELY AFFECT OUR OPERATING RESULTS.

The construction industry has from time to time experienced raw material and labor shortages. In particular, shortages and fluctuations in the price of lumber or in other important raw materials could result in delays in the start or completion of, or increase the cost of, developing a potential property. In addition, we will contract with subcontractors to develop these units. Therefore, the timing and quality of our construction depends on the availability, skill and cost of our subcontractors. Delays or cost increases caused by shortages and price fluctuations could harm our operating results, the impact of which may be further affected by our ability to raise sales prices.

CHANGES IN ECONOMIC AND MARKET CONDITIONS COULD RESULT IN THE RENTAL OF UNITS AT A LOSS OR HOLDING UNITS IN INVENTORY LONGER THAN PLANNED, THE COST OF WHICH CAN BE SIGNIFICANT.

Land inventory risk can be substantial for us. We will be continuously seeking and making acquisitions of land for expansion into new markets and for expansion of land inventory within our current markets. The market value of the properties can fluctuate significantly as a result of changing economic and market conditions. In the event of significant changes in economic or market conditions, we may have to rent units at a loss or hold land in inventory longer than planned. Inventory carrying costs can be significant and can result in losses in a poorly performing project or market.

WE ARE SUBJECT TO A NUMBER OF FEDERAL, LOCAL, STATE AND FOREIGN LAWS AND REGULATIONS CONCERNING THE DEVELOPMENT OF LAND AS WELL AS THE PROTECTION OF THE ENVIRONMENT, WHICH CAN CAUSE US TO INCUR DELAYS AND COSTS ASSOCIATED WITH COMPLIANCE AND WHICH CAN PROHIBIT OR RESTRICT OUR ACTIVITY IN SOME REGIONS OR AREAS.

We are subject to extensive and complex regulations that affect the development and building on properties, including zoning, density and building standards. These regulations often provide broad discretion to the administering governmental authorities. This can delay or increase the cost of development. We also are subject to a variety of local, state, federal and foreign laws and regulations concerning protection of health and the environment. The particular environmental laws which apply to any given community vary greatly according to the community site, the site's environmental conditions and the present and former uses of the site. These environmental laws may result in delays, may cause us to incur substantial compliance, remediation, and/or other costs, and can prohibit or severely restrict development and homebuilding activity in certain environmentally sensitive regions or areas.

It can be anticipated that increasingly stringent requirements will be imposed on us in the future. Although we cannot predict the effect of these requirements, they could result in time-consuming and expensive compliance programs and in substantial expenditures, which could cause delays and increase our cost of operations. In addition, the continued effectiveness of permits already granted or approvals already obtained is dependent upon many factors, some of which are beyond our control, such as changes in policies, rules and regulations and their interpretation and application.

WE COMPETE ON SEVERAL LEVELS WITH DEVELOPERS THAT MAY HAVE GREATER SALES AND FINANCIAL RESOURCES, WHICH COULD HURT FUTURE EARNINGS.

We compete not only for customers but also for desirable properties, financing, raw materials and skilled labor. Our competitors include other local regional and national builders, most of which have greater sales and financial resources. The competitive conditions in the homebuilding industry could result in:

o    difficulty in acquiring suitable land at acceptable prices;
o    lower rental prices; or
o    delays in development.

Any of these problems could increase costs and/or lower profit margins.

IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUES FROM OUR OPERATIONS, WE MAY BE UNABLE TO EXPAND OUR SERVICES AND MAY BE FORCED TO CEASE OPERATIONS.

We currently plan to purchase, develop and lease property located in the greater Miami area as well as other areas. However, if we are unable to generate significant revenues from our operations, we could be forced to delay or scale back these growth plans and possibly eliminate potential real estate acquisitions.
We believe that the our expansion plans will allow us to become profitable in the future. However, if we fail to generate significant revenues in the future, then we will not able to expand our as we anticipate. This failure to expand may hurt our ability to raise additional capital which could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED AND THEREFORE SHOULD NOT BE USED AS AN INDICATE OF THE FUTURE MARKET PRICE OF THE SECURITIES.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.02 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon our actual value. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

There Is No Assurance of a Public Market and that the Common Stock Will Ever Trade on a Recognized Exchange.

There is no established public trading market for our securities. We currently intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment.

FUTURE SALES OF SHARES BY GIORGIO SAUMAT OR IRELA SAUMAT COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DROP WHICH COULD AFFECT OUR ABILITY TO ENTER INTO AGREEMENTS WITH OTHER BUSINESSES IN THE INDUSTRY AS WELL AS OUR EMPLOYEES.

There are approximately 19,900,000 shares of our common stock outstanding, of which approximately 13,100,000 (or 65.8%) are held beneficially by Giorgio Saumat and Irela Castillo. These individuals will be able to sell these shares in the public markets from time to time, subject to certain limitations on the timing, amount and method of such sales imposed by SEC regulations. If Giorgio Saumat or Irela Castillo were to sell a large number of shares, the market price of our common stock could decline significantly. Moreover, the perception in the public markets that such sales by Giorgio Saumat or Irela Castillo might occur could also drive down the price of our common stock. If our stock price drops due to sales by Giorgio or Irela, it could affect our ability to enter into agreements with companies in our industries as well as our employees. A lower stock price may cause us to issue more shares than should be required as payment for certain products and will cause our current shareholders to suffer significant dilution to their shares.

GIORGIO SAUMAT AND IRELA CASTILLO'S CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE PRICE OF OUR COMMON STOCK.

Giorgio Saumat and Irela Castillo beneficially own approximately 65.83% of our common stock. Accordingly, for as long as Mr. Saumat and Ms. Castillo continues to own more than 50% of our common stock, they will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited.
This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

WE DO NOT EXPECT TO PAY DIVIDENDS, INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS AND THEREFORE OUR INVESTORS CAN ONLY PROFIT FROM THEIR INVESTMENT IS IF THE PRICE OF OUR COMMON STOCK INCREASES.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends.

                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

                         DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our Regulation D Rule 506 private placement in July 2004.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. However, there is no assurance that our common stock, once it becomes listed on a public exchange, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                           PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

                              SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 6,600,000 shares of our common stock held by 41 shareholders. Such shareholders include all of the holders of the shares sold in our Regulation D Rule 506 offering in July 2004. In addition, included in the registered share total are 200,000 shares out of the 3,000,000 shares received by Irela Castillo, 200,000 shares out of the 1,000,000 shares received by Giano Saumat, and 200,000 shares out of the 5,000,000 received by our President Giorgio Saumat. All of these shares were issued for services rendered by these individuals to us. Also included in that amount are 200,000 shares of the 5,000,000 purchased by the CASAU Group, Inc. pursuant to a promissory note with us.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of October 13, 2004 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.



                                                           Shares of
Name of selling stockholder           Shares of common      common        Shares of common  Percent of
                                     Stock owned prior    stock to be     stock owned       common stock
                                       to offering           sold         after offering    owned after offering
--------------------------------------------------------------------------------------------------------------
Ael, Pablo                                  250,000         250,000                0             0%
Camji, Georgina                             500,000         500,000                0             0%
CASAU Group, Inc.*                        5,100,000         200,000        4,900,000         24.62%
Castillo, Irela                           3,000,000         200,000        2,800,000         14.07%
Chavin, Jose L.                              50,000          50,000                0             0%
Coto, Guillermina                            25,000          25,000                0             0%
Cuan, Alejandrina                           250,000         250,000                0             0%
Cuan, Ana                                   100,000         100,000                0             0%
Cuan, Iser                                  250,000         250,000                0             0%
Fernandez Jr., Rogelio                      100,000         100,000                0             0%
Fernandez, Odalys                           100,000         100,000                0             0%
Flores, JC & Mirta                           50,000          50,000                0             0%
Fuentes, Lydia                               50,000          50,000                0             0%
Griswold, Concepcion                         50,000          50,000                0             0%
Hamilton, Cathy D.                           50,000          50,000                0             0%
Hernandez, Arminda                           50,000          50,000                0             0%
Hidalgo, Idalmis                            150,000         150,000                0             0%
Insua PA, Maria-Elena                       750,000         750,000                0             0%
Koldras, Dawn                                50,000          50,000                0             0%
Lim, Ryan                                   100,000         100,000                0             0%
Little, Leslie Ann                           50,000          50,000                0             0%
Mangiaracina, Rosemarie                      50,000          50,000                0             0%
Marchetti, Jennifer                          20,000          20,000                0             0%
Menendez, Ana M.                            250,000         250,000                0             0%
Miehl, Michael J.                           100,000         100,000                0             0%
Moreno, Dario                                50,000          50,000                0             0%
Papaconstantinou, Robin                     100,000         100,000                0             0%
Perez, Amaury C.                             25,000          25,000                0             0%
Perez, Olga V.                               25,000          25,000                0             0%
Perez, Osvaldo                               50,000          50,000                0             0%
Reed, Daniel                                500,000         500,000                0             0%
Reed, David                                 500,000         500,000                0             0%
Reed, Sara                                  500,000         500,000                0             0%
Reyes, Yvette                                50,000          50,000                0             0%
Rodriguez, Esther                           250,000         250,000                0             0%
Sauma, David                                250,000         250,000                0             0%
Saumat, Giano                             1,000,000         200,000          800,000          4.02%
Saumat, Giorgio                           5,000,000         200,000        4,800,000         24.12%
Stein, Thomas                                30,000          30,000                0             0%
Torres, Rolando                              25,000          25,000                0             0%
Velazquez, Jose                              50,000          50,000                0             0%

* Giorgio Saumat and Irela Castillo are the principal shareholders of CASAU Group, Inc.

                              PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holder must be made at the fixed price of $.02 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,
     o transactions involving cross or block trades on any securities or market where our common stock is trading,
     o    through direct sales to purchasers or sales effected through agents,
     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     o    any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our shareholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $10,000.

                                LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their age as of October 13, 2004 are as follows:

NAME                            AGE        POSITION
----                            ---        -------------------------------

Giorgio Saumat                   25        President, Chief Executive Officer
                                           and Director

Irela Castillo                   58        Chief Financial Officer, Secretary,
                                           Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Giorgio Saumat
--------------

Giorgio Saumat has been our President, Chief Executive Officer and a member of our Board of Directors since September 24, 2003. He has worked in different aspects of real estate ranging from Architecture while working with Arquitectonica, to development since the founding of CASAU Group, Inc. where he is currently employed. Giorgio holds a B.A. in Economics from Rutgers University, where he currently sits on the President's Council.

Irela Castillo
--------------

Irela Castillo has been our Chief Financial Officer, Secretary/Treasurer and member of our Board of Directors since September 24, 2003. She has had 33 years of extensive experience in all phases of high caliber management and internal operations being a top executive in companies generating $150 Million retail sales a year with as many as 45 locations and 3 large warehouses in the State of Florida.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of October 13, 2004, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.



                         Name and Address           Amount and Nature            Percent
Title of Class        of Beneficial Owner         of Beneficial Owner           of Class
--------------        -------------------         -------------------           --------
Common Stock          CASAU Group, Inc.(1)             5,100,000                 25.63%
                      4770 Biscayne Blvd.
                      Suite 1470
                      Miami, Florida 33137

Common Stock          Irela Castillo                   3,000,000                 15.08%
                      4770 Biscayne Blvd.
                      Suite 1470
                      Miami, Florida 33137

Common Stock          Giorgio Saumat                   5,000,000                 25.13%
                      4770 Biscayne Blvd.
                      Suite 1470
                      Miami, Florida 33137

Common Stock          Giano Saumat (2)                 1,000,000                  5.03%
                      4770 Biscayne Blvd.
                      Suite 1470
                      Miami, Florida 33137

Common Stock          All executive officers          13,100,000                 65.83%
                      and directors as a group


     (1) Giorgio Saumat and Irela Castillo are the principal shareholders of CASAU Group, Inc. and are therefore deemed to be the beneficial owners of the 5,100,000 shares held by CASAU Group.

     (2) Giano Saumat is not an officer of director of the Company and therefore his shares are not part of the executive officers and directors as a group.

The percent of class is based on 19,900,000 shares of common stock issued and outstanding as of October 13, 2004.

                            DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 50,000,000 shares of common stock at a par value of $0.001 per share and 5,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of October 13, 2004, 19,900,000 shares of common stock are issued and outstanding and held by 41 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 5,000,000 shares of preferred stock with a par value of $.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine.

The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Gregg E. Jaclin of Anslow & Jaclin, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Jewett, Schwartz & Associates, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

               DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Florida Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on June 25, 2003 in the State of New Jersey as a "blank check Company" with the intent to provide a method for a foreign or domestic private company to become a reporting company. Pursuant to a Stock Purchase Agreement dated September 24, 2003, our sole shareholder sold 100,000 of our issued and outstanding shares to CASAU Group, Inc. for a purchase price of $24,000. In November 2003, we re-domesticated in the State of Florida.


                             DESCRIPTION OF BUSINESS

General

We were incorporated on June 25, 2003 under the laws of the State of New Jersey to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. We have been in the developmental stage since inception. In November 2003, we re-domesticated to Florida. We are a development stage company that will provide high-quality, comfortable rental units in Miami and other areas of Florida. Our management has the experience in developing units that provide high-quality, fair-cost living for individuals seeking the most up-to-date and technologically advanced living environment. Our focus on strong customer service will be reflected in our employee training procedures as well as our attention to detail in each unit.

Our intention is that the first property purchased by us will be vacant land located in Miami. We have already located several properties in Miami which we believe we will be able to purchase and then develop into rental properties. It is our intention to purchase at least one of these lots by the end of the fiscal year. We then intend to develop a small 4-unit rental property into an affordable, fully furnished and technologically advanced living environment located in South Miami.

Our apartment units will offer state-of-the-art living conditions reflective of the rapid advancements in technology and a growing need for quality housing. We are dedicated to a hassle free living environment in which our tenants can enjoy all the benefits of safe, attractive, and inviting units. Unlike many other realty companies that are solely concerned with turning profits, we will strive to maintain the highest level of customer satisfaction achievable. Tenant safety, happiness, and comfort will be our main goals. We will maintain competitive market prices, while working toward expanding the number of units owned, and increasing total profits earned. Just as customer satisfaction is an intricate part of our success, so is employee satisfaction. That is why our management believe that employee satisfaction will make us a success and is the key to its longevity.

With the exception of our initial project, our focus will be to purchase and develop existing apartment complexes. We will modify and remodel the acquired real estate so as to meet our standards and increase long-term assets and income.

Housing units are expected to be predominantly located in the Greater Miami area. We intend to target individuals and corporations who want full service rentals at fair prices. We believe that the following factors set forth the keys to our success:

          o Safe, quality housing including state-of-the-art amenities at competitive prices.

          o Maintain open communication with our customers in order to ensure the highest level of customer satisfaction and a long lasting reputation within the community.

          o Continuously expand the number of units owned and maintained, while increasing the level of profits for our shareholders.

          o    Excellence in Research - know every investment inside and out.

We have established our business in an office space near the downtown area of Miami, Florida. We sub-lease space located at 4770 Biscayne Boulevard, Suite 1470 for $500 per month from CASAU Group, Inc., our principal shareholder. Included in this sub-lease agreement are provisions allowing for the use of office equipment, telephones, fax machine, copier, computers, and internet service. We will have a dedicated phone line and answering service so that all customer or business communications can be dealt with in an expedient and fluid manner. As we acquire new properties, we anticipate placing an office within any building containing more than 20 units.

We intend to acquire rental property expected to be an apartment complex with at least 10 units in the greater Miami area. At that time, we anticipate raising the down payment for such a purchase through a sale of securities and obtaining a traditional form of financing. We do not intend on proposing any secondary offering which diminishes the value of our initial investors. We will only do such an offering if it increases our shareholder value and earnings per share over the long-term.

We will offer a full-service experience by providing furnished units and including all utilities in the specified rent (water, electricity, basic cable, local phone service, and high-speed internet). Our tenants will have only one bill to pay every month. We will also offer an on-site repair service. An open line of communication between the renters and the management will always be open via our Web page and a 24-hour call-in answering service. We shall also provide local specials through merchants wishing to market their product to our tenants.

We will have brochures available at all offices/properties. This will give the customer a general outline of our units and explains the benefits of our product.

A monthly online newsletter will be sent to our clients and updated on our website. This newsletter will inform the clients as to our growth and outreach. It will also contain some human interest stories about our complexes and residents. This newsletter will allow us to partner with local businesses to help them advertise themselves among our tenants, while generating some extra income and expanding our services to our residents. We will advertise in local newspapers including The Miami Herald, Miami New Times, and Street. Our marketing strategies are simple but aim to reach a large amount of people. The layout of our publications and advertisements will have a sophisticated and contemporary look without being overly formatted.

We will have the most up-to-date technology provided to our customers, subcontractors, and other clients such as:

          o Ethernet ports and/or modem jacks will be installed in each unit developed by us.

          o    All units will be wired with digital cable.

          o All units will have access to a 24-hour copy/fax/computer center located on the premises at every complex.

          o Each unit will contain an emergency panic alert that automatically contacts the manager and the local police department.

Our main consumer base will primarily be the newly re-located professionals who benefit from the apartment's unparalleled level of quality, location, and amenities. We also target recent college grads and young individuals looking to move into a place where they do not need to purchase new furniture or leave specific deposits with each utility company in order to obtain services. These customers are looking for safe, high-quality environments. Our largest market segment in the Miami area is the young college grad and professional between the ages of 20-34. This customer is the most likely to desire the convenience and technological amenities that our properties provide. We expect this to be the largest growing segment at a rate of about 5%. Temporary professionals are another large segment. They will be attracted to the units because of the same technological needs, but will also be attracted to the comfortable, well maintained living environment. We will offer units that provide a quality "hub" during the transition of moving and a more economic situation than a hotel. We expect this segment to grow at a rate of about 4% with a more frequent turn over. Local middle-aged persons between the ages of 34-59 are the third largest segment as we provide a comfortable place to live at a competitive price with modern amenities to hold them over for home renovation or purchase in Miami.

We will attempt to maintain competitive prices, while offering state-of the-art technology in every unit. We will be competing with small landlords and large firms who have similar complexes. Our prices will be competitive with these larger firms while maintaining a high level of quality and expert management. However, we must follow market pricing trends in order to maintain a competitive advantage.

Our most successful promotion will come from word of mouth. As owners of real estate, we will be highly visible to the public. Since our complexes will be in the upper echelon of quality and livability, word will spread through the community about our unique appeal. Along with word of mouth, our most consistent form of promotion will come from ads in local publications such as The Miami New Times, The Miami Herald, and Street, as well as smaller magazines and circulations. We also will be personally promoting our product within the community.

We will focus on providing high-quality living in convenient locations with a wide customer base. It is also important we remain at the upper echelon in the quality range when compared to our competitors. We can only do this by organizing and implementing a sound plan that assumes responsibility for the functionality and appearance of our properties. We will have an updated Web site for anyone interested in our properties.

Marketing

Our focus is on the three previously mentioned market segments: young professionals (20-34), area professionals (35-59) looking for a temporary living place, and the traveling professionals that will be staying in Miami for a prolonged period of time. Our target customer is usually looking for higher end living facilities that foster a safe, enjoyable, and convenient environment. They are technologically savvy and desire access to the amenities we provide.

Marketing in a highly competitive housing industry depends on the recognition of excellence, as well as a point of difference to display our units in an individualized light. We intend to build a reputation upon these components.
We will have a commitment to customer satisfaction and fulfilling their demands. Our commitment to quality and comfort includes safety and 24-hour customer service.
The aspect of our living developments that differentiate us from all other real estate companies is our focus on maintaining the most advanced innovations on the market for our tenants.

Competition

Our competition comes from the small property owners offering un-furnished units for rent in the Miami area. Not until the third stage of our business process, management, will we have to deal with this competition on a price basis. The most important element of general competition, by far, is retaining tenants for repeat lease contracts. We realize the importance of making concessions in any single lease agreement in order to maintain our customers. With competitive rates and utilizing our specific model, our advantage is that there are very few, if any, companies which can provide a technologically advanced and fully furnished property with basic utilities included at affordable prices.

Employees

We currently have three employees.


                       MANAGEMENT DISCUSSION AND ANALYSIS

Review of operations for the period ended June 30, 2003
-------------------------------------------------------

During the period January 1, 2004 and June 30 2004, we limited our operations to startup and development activities including: meeting with investors, researching properties and preparing the registration statement and this prospectus. We have not entered into any contracts to purchase or sell any property.

For the fiscal period ended December 31,2003 our startup and development activities included the evaluation of potential real estate areas in the Greater Miami area, meetings and discussions with investors and financial institutions for future financing of properties and reviewing the suitability of becoming a publicly traded company.


Financing, Use of Proceeds and Liquidity
----------------------------------------

As of June 30, 2004, we had $105,952 cash deposited in the bank. During the three month period ended June 30, 2004, we did not generate any revenue and incurred a loss of $48. All expenses including legal, accounting and operating expenses were paid by our principal shareholder, CASAU Group, Inc. The cash in the bank was generated through a private placement of our securities. The company did not enter into any long-term debt during the period. Subsequent to the mentioned period we raised an additional $10,000 and closed our private placement memorandum.

During the twelve month period ended December 31, 2003, we did not generate any revenue and incurred a loss of $2,000. Our operations were limited to startup activities and were paid for by CASAU Group, Inc. the only shareholder during the period.

The offering expenses associated with this offering are estimated to be $20,000. Up to June 30, 2004, all expenses associated with our company have been paid by CASAU Group, Inc. including legal fees of $10,000, auditor's fees totaling $5000, the purchase of all outstanding shares for $24,000 and all operating expenses totaling $12,000. As of August 25, 2004, we had a balance of $115,941 in cash deposited in the bank. This will allow us to pay the entire expenses for this offering from cash on hand and would be sufficient to meet cost of our office operations including office supplies telephone, facsimile, postage, courier and license fees for the next twelve months. We do not anticipate needing funding for operations in the next twelve months as a result of an outstanding note in the amount of $150,000 to a principal shareholder being due during that period.
When that obligation is met, we will only need partial financing for the purchase of property.

Plan of Operation
-----------------

We have sufficient funds to fully implement our business plan as discussed in the "Use of Proceeds" section and elsewhere in this prospectus. Since our directors and officers will forgo compensation for the next twelve months and the need for additional employees is unlikely except for part-time clerical services, our costs will be kept to a minimum. Having low administrative and employee costs will allow us to spend our cash mostly on the acquisition and remodeling of projects. Also, with the cash infusion we will receive pursuant to the $150,000 related party note, we should be able to operate and acquire various properties in the near future.
Specifically, our plan of operation for the next 12 months requires us to:

     a. Purchase land and/or properties. We have already begun the research of various properties in the greater Miami area. Once we have approval of this registration, we will begin to place offers for purchase. We believe the cash in the bank is sufficient enough to place the initial down payment and we believe we will be successful in retaining financing for remainder of the purchase and/or improvements.

     b. Complete the construction/remodeling of property. Once we enter into a purchase agreement for a property, we will begin to meet with contractors in order to negotiate the specifics of the project. We believe the negotiating process will be completed prior to the consummation of purchase contract, allowing the company to begin renovations as soon as the purchase is complete.

     c. Complete the construction of our website and to market our property. Upon the commencement of construction/remodeling, we will begin to market our property in local newspapers and over the internet. Accordingly, we will complete our website to showcase the "complete package of services" our property will provide.

If we are unsuccessful in obtaining financing for any property, we will not be able to fully commence our operations, at a level, as planned and discussed elsewhere in this prospectus. As of October 13, 2004, we do not have any plans to raise additional funding through the sale of any stock apart from the completed private placement.

                             DESCRIPTION OF PROPERTY

Our executive offices are located at 4770 Biscayne Blvd., Suite 1470, Miami, Florida 33137. This office space is subleased to us for $500 per month from the CASAU Group, Inc., our principal shareholder. Included in this sub-lease agreement are the use of the office equipment, telephones, fax machine, copier, computers, and internet service. We believe that this space is sufficient and adequate to operate our current business.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently use office space located at 4770 Biscayne Blvd., Suite 1470, Miami, Florida 33137. This office space is subleased to us for $500 per month from the CASAU Group, Inc., our principal shareholder.

Pursuant to a Stock Purchase Agreement dated September 24, 2003, Kent MacKay, our former President and sole shareholder, sold all 100,000 of our issued and outstanding shares to CASAU Group, Inc. for a purchase price of $24,000. Our current president, Giorgio Saumat, and our present Chief Financial Officer, Irela Castillo, are the principal shareholders of CASAU Group, Inc.

On July 15, 2004, we issued 5,000,000 shares of our common stock to CASAU Group, Inc. in consideration for a non-interest bearing Note in the amount of $150,000 payable in ten (10) equal monthly installments commencing January 15, 2005. Our current president, Giorgio Saumat, and our present Chief Financial Officer, Irela Castillo, are the principal shareholders of CASAU Group, Inc.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 41 registered shareholders.

Rule 144 Shares

As of October 13, 2004, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After June 2005, the 5,000,000 shares held by Giorgio Saumat, the 1,000,000 shares held by Giano Saumat, and the 3,000,000 shares held by Irela Castillo which were issued for services rendered to us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After July 2005, the 5,800,000 shares held by the shareholders who purchased their shares in the Regulation D Rule 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After July 15, 2005 the 5,000,000 shares purchased by the CASAU Group, Inc. pursuant to a Note with us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company's common stock then outstanding which, in our case, would equal approximately 19,900,000 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until October 13, 2004.

ANNUAL COMPENSATION AND LONG TERM COMPENSATION


                        ANNUAL COMPENSATION                                            LONG TERM COMPENSATION
                                                                     RESTRICTED OPTION
                                                 OTHER ANNUAL        STOCKS/PAYOUTS    SARS       LTIP      ALL OTHER
NAME             TITLE     YEAR  SALARY   BONUS  COMPENSATION           AWARDED (1)     ($)  COMPENSATION   COMPENSATION
----             -----     ----  ------   -----  ------------           -------        ---   ------------   ------------
Giorgio Saumat  President  2004     0       0             0            5,000,000        0             0              0
                CEO and
                Chairman

Irela Castillo  Secretary  2004     0       0             0            3,000,000        0             0              0
                Treasurer
                CFO and
                Director

(1) We paid these shares of our common stock with par value $.001 to our officers for services rendered in 2004.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consultant agreements with any of our employees.


                             AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

                                   ANMORE, INC.

                         CONDENSED FINANCIAL STATEMENTS

                                  June 30, 2004
                                   (Unaudited)





                                TABLE OF CONTENTS





                                                              Page

         Condensed Balance Sheets                             F - 2


         Condensed Statement of Operations                    F - 3


         Condensed Statement of Cash Flows                    F - 4


         Notes to the Condensed Financial Statements          F - 5

                                  ANMORE, INC.
                            CONDENSED BALANCE SHEETS



                                                                                         June 30,            December 31,
                                                                                           2004                  2003
                                                                                     -----------------     -----------------
                                                                                       (Unaudited)

                                     ASSETS

CURRENT ASSETS:
       Cash and cash equivalents                                                        $     105,952         $           -
                                                                                     -----------------     -----------------

           TOTAL ASSETS                                                                 $     105,952         $           -
                                                                                     =================     =================


                LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
       Accrued expenses                                                                 $       2,000         $       2,000
       Loan payable to related party                                                            4,000                     -
                                                                                     -----------------     -----------------

           TOTAL LIABILITIES                                                                    6,000                 2,000
                                                                                     -----------------     -----------------

STOCKHOLDERS' EQUITY (DEFICIENCY):
       Preferred stock - par value $0.001;
           5,000,000 shares authorized; none issued and outstanding                                 -                     -
       Common stock - par value $0.001;
           50,000,000 shares authorized; 5,200,000 issued and outstanding                       5,200                   100
       Additional paid-in capital                                                              96,900                     -
       Accumulated deficit                                                                     (2,148)               (2,100)
                                                                                     -----------------     -----------------

       TOTAL STOCKHOLDERS' EQUITY ( DEFICIENCY)                                         $      99,952         $      (2,000)
                                                                                     -----------------     -----------------
           TOTAL LIABILITIES
             AND STOCKHOLDERS' EQUITY (DEFICIENCY)                                      $     105,952         $           -
                                                                                     =================     =================



   The accompanying notes are an integral part of these financial statements.


                                  ANMORE, INC.
                       CONDENSED STATEMENTS OF OPERATIONS





                                                            Three Months Ended       Six Months Ended
                                                                 June 30,                June 30,
                                                                   2004                    2004
                                                           -------------------     --------------------
                                                                (Unaudited)             (Unaudited)
REVENUES                                                      $             -         $              -

OPERATING EXPENSES                                                         48                        -
                                                           -------------------     --------------------

LOSS BEFORE TAXES                                                         (48)                       -
       INCOME TAXES                                                         -                        -
                                                           -------------------     --------------------

       NET LOSS                                               $           (48)        $              -
                                                           ===================     ====================

NET LOSS PER SHARE - Basic and Diluted                        $             -         $              -
                                                           ===================     ====================

Weighted average common
       shares - Basic and diluted                                   2,792,500                1,420,750
                                                           ===================     ====================



   The accompanying notes are an integral part of these financial statements.

                                  ANMORE, INC.
                        CONDENSED STATEMENT OF CASH FLOWS



                                                                       Six Months Ended
                                                                           June 30,
                                                                             2004
                                                                   -------------------------
                                                                         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

       Net loss                                                        $                (48)
                                                                   -------------------------

  NET CASH FLOWS USED BY OPERATING ACTIVITIES                                           (48)
                                                                   -------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  NET CASH USED BY INVESTING ACTIVITIES                                                   -
                                                                   -------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
       Proceeds from sale of common stock                                           102,000
       Proceeds from related party loan                                               4,000
                                                                   -------------------------

  NET CASH PROVIDED BY FINANCING ACTIVITIES                                         106,000
                                                                   -------------------------

NET INCREASE (DECREASE) IN CASH                                                     105,952

CASH - BEGINNING OF PERIOD                                                                -
                                                                   -------------------------

CASH - END OF PERIOD                                                   $            105,952
                                                                   =========================




   The accompanying notes are an integral part of these financial statements.

                                  ANMORE, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  June 30, 2004


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Business
--------

Anmore, Inc. (the Company), a Company incorporated in the state of New Jersey as of June 25, 2003, plans to locate and negotiate with a business entity for the combination of that target company with The Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that The Company will be successful in locating or negotiating with any target company.

The Company has been formed to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market.

Interim Financial Statements: The interim financial statements presented herein
-----------------------------
have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. The interim financial statements should be read in conjunction with the Company's annual financial statements, notes and accounting policies included in the Company's annual report on Form 10-KSB for the year ended December 31, 2003 as filed with the SEC. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to provide a fair presentation of financial position as of June 30, 2004 and the related operating results and cash flows for the interim period presented have been made. The results of operations, for the period presented are not necessarily indicative of the results to be expected for the year.

2.   STOCKHOLDER'S EQUITY:

Common Stock includes 50,000,000 shares authorized at a par value of $0.001, of which 100,000 have been issued for the amount of $100 on June 25, 2003 in acceptance of the incorporation expenses for the Company. The Company has also authorized 5,000,000 shares of preferred stock at a par value of $0.001, none of which have been issued.

During the three months ended June 30, 2004, the Company sold 5,100,000 shares of common stock for $.02 per share under an outstanding private placement memorandum.

                                 ANMORE, INC.


                              FINANCIAL STATEMENTS


                                Table of Contents


Report of Independent Certified Public Accountants.....................................       F - 2

Balance Sheet as of December 31, 2003..................................................       F - 3

Statements of Operations for the period from June 25, 2003 (inception)
through December 31, 2003..............................................................       F - 4


Statements of Changes in Shareholders' Equity for the period from June 25,
2003 (inception) through December 31, 2003.............................................       F - 5

Statements of Cash Flows for the period from June 25, 2003 (inception)
through December 31, 2003..............................................................       F - 6


Notes to Financial Statements..........................................................       F - 7 - 10


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the shareholders and board of directors Anmore, Inc.:

We have audited the accompanying balance sheet of Anmore, Inc. (hereinafter referred to as "the Company") as of December 31, 2003, and the related statements of operations, shareholders' equity and cash flows for the period from June 25, 2003 (inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Anmore, Inc. as of December 31, 2003, and the results of their operations and their cash flows for the period from June 25, 2003 (inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States.




JEWETT, SCHWARTZ & ASSOCIATES

HOLLYWOOD, Florida,
March 17, 2004

                                  ANMORE, INC.

                                  BALANCE SHEET


                                                                                         December 31,
                                                                                             2003
                                                                                       -----------------

                                     ASSETS

CURRENT ASSETS

    Cash and cash equivalents                                                                   $     -
                                                                                       -----------------

     TOTAL ASSETS                                                                               $     -
                                                                                       =================


                      LIABILITIES AND SHAREHOLDER'S DEFICIT

CURRENT LIABILITIES

    Accrued expenses                                                                            $ 2,000
                                                                                       -----------------

     TOTAL LIABILITIES                                                                            2,000
                                                                                       -----------------

SHAREHOLDER'S DEFICIT

Preferred stock- $.001 par value; 5,000,000 shares authorized, none issued

Common stock - $.001 par value; 50,000,000 shares authorized;
100,000 shares issued and outstanding                                                               100

Additional paid-in capital                                                                            -

Accumulated deficit                                                                              (2,100)
                                                                                       -----------------

     TOTAL SHAREHOLDER'S DEFICIT                                                                 (2,000)
                                                                                       -----------------

     TOTAL LIABILITIES AND SHAREHOLDER'S DEFICIT                                                $     -
                                                                                       =================


   The accompanying notes are an integral part of these financial statements.

                                  ANMORE, INC.

                             STATEMENT OF OPERATIONS

     For the period from June 25, 2003 (inception) through December 31, 2003



REVENUES                                                                              $      -

OPERATING EXPENSES
     Professional fees                                                                   2,100
                                                                              -----------------

LOSS BEFORE TAXES                                                                       (2,100)

        INCOME TAXES                                                                         -
                                                                              -----------------

        NET LOSS                                                                      $ (2,100)
                                                                              =================



NET LOSS PER SHARE - Basic and diluted                                                $  (0.02)
                                                                              =================

Weighted average common shares
outstanding - Basic and diluted                                                        100,000
                                                                              =================



   The accompanying notes are an integral part of these financial statements.

                                  ANMORE, INC.

                STATEMENT OF CHANGES IN SHAREHOLDER'S DEFICIENCY

     For the period from June 25, 2003 (inception) through December 31, 2003




                                                  Preferred Stock                          Common Stock
                                             5,000,000 shares authorized            50,000,000 shares authorized
                                      -----------------------------------------     ----------------------------
                                            Shares               Par Value          Shares         Par Value
                                            Issued            $.001 per share       Issued      $.001 per share
                                            ------            ---------------       ------      ---------------


BALANCE - INCEPTION (JUNE 25, 2003)               --          $          --               --               --

     Common stock issued                                                             100,000              100

     Net Loss                                     --                     --               --               --
                                         -----------            -----------          -------          -------

BALANCE - DECEMBER 31, 2003                       --          $          --          100,000          $   100
                                         ===========            ===========          =======          =======





                                            Additional
                                            Paid-In                Accumulated
                                            Capital                  Deficit                   Total



BALANCE - INCEPTION (JUNE 25, 2003)          $    --          $       --           $       --

     Common stock issued                                                                  100

     Net Loss                                     --              (2,100)              (2,100)
                                             -------          -----------          -----------

BALANCE - DECEMBER 31, 2003                  $    --          $   (2,100)          $   (2,000)
                                             =======          ===========          ===========









   The accompanying notes are an integral part of these financial statements.

                                  ANMORE, INC.

                             STATEMENT OF CASH FLOWS

     For the period from June 25, 2003 (inception) through December 31, 2003



Cash Flows From Operating Activities
Net loss                                                                                    $    (2,100)
Adjustments to reconcile net loss to net
cash used by operating activities
Increase in accrued expenses                                                                      2,000
                                                                                        ----------------

Total adjustments                                                                                 2,000
                                                                                        ----------------

Net Cash Used in Operating Activities                                                              (100)
                                                                                        ----------------

Cash Flows From Investing Activities                                                                  -
                                                                                        ----------------

Cash Flows From Financing Activities
Issuance of common stock                                                                            100
                                                                                        ----------------

Net Cash Provided by Financing Activities                                                           100
                                                                                        ----------------


NET INCREASE (DECREASE) IN CASH                                                                       -

CASH AT JUNE 25, 2003 (INCEPTION)                                                                     -
                                                                                        ----------------

CASH AT END OF PERIOD                                                                       $         -
                                                                                        ================


Supplemental Schedule of Non-Cash Investing and Financing Activities

NON-CASH INVESTING AND FINANCING ACTIVITIES

Conversion of accrued expenses to common stock                                              $       100
                                                                                        ================




   The accompanying notes are an integral part of these financial statements.

                                  ANMORE, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
     FOR THE PERIOD FROM JUNE 25, 2003 (INCEPTION) THROUGH DECEMBER 31, 2003


NOTE 1 - NATURE AND PURPOSE OF BUSINESS

Anmore, Inc. (the Company), a Company incorporated in the state of New Jersey on June 25, 2003, plans to locate and negotiate with a business entity for the combination of that target company with The Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that The Company will be successful in locating or negotiating with any target company.

The Company has been formed to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market.

The Company will attempt to locate and negotiate with a business entity for the combination of that target company with us. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. No assurances can be given that we will be successful in locating or negotiating with any target company.

NOTE 2 - NATURE OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid debt securities purchased with original or remaining maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value.

Revenue Recognition
-------------------

The Company has adopted and follows the guidance provided in the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 101, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                  ANMORE, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
     FOR THE PERIOD FROM JUNE 25, 2003 (INCEPTION) THROUGH DECEMBER 31, 2003


Income Taxes
------------

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. The financial statements reflect a deferred tax asset of approximately $700 as of December 31, 2003 and a valuation allowance of the same amount, since the Company did not have the revenue history to support the future recognition of the deferred tax asset. It is more likely that the deferred tax asset will not be recognized.

Utilization of the net operating loss carry-forwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code. The annual limitation may result in the expiration of net operating loss carry-forwards before utilization.

Loss Per Share
--------------

The Company computed basic and diluted loss per share amounts for December 31, 2003 and 2002 pursuant to the Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Recent Authoritative Pronouncements
-----------------------------------

The Financial Accounting Standards Board ("FASB") has recently issued several new accounting pronouncements which may apply to the Company.

SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," updates, clarifies, and simplifies existing accounting pronouncements. SFAS No. 145 rescinds SFAS 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion 30 will now be used to classify those gains and losses. SFAS No. 64 amended SFAS No. 4, and is no longer necessary because SFAS No. 4 has been rescinded. SFAS No. 44 was issued to establish accounting requirements for the effects of transition to the provisions of the motor Carrier Act of 1980.

SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions is accounted for in the same manner as sale-leaseback transactions. This amendment is consistent with FASB's goal requiring similar accounting treatment for transactions that have similar economic effects. This statement is effective for fiscal years beginning after May 15, 2002. The adoption of SFAS No. 145 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

                                  ANMORE, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
     FOR THE PERIOD FROM JUNE 25, 2003 (INCEPTION) THROUGH DECEMBER 31, 2003

SFAS No. 146, "Accounting for Exit or Disposal Activities" addresses the recognition, measurement, and reporting of cost that are associated with exit and disposal activities that are currently accounted for pursuant to the guidelines set forth in Emerging Issues Task Force ("EITF") No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to exit an Activity (including Certain Cost Incurred in a Restructuring)," cost related to terminating a contract that is not a capital lease and one-time benefit arrangements received by employees who are involuntarily terminated - nullifying the guidance under EITF No. 94-3. Under SFAS No. 146, the cost associated with an exit or disposal activity is recognized in the periods in which it is incurred rather than at the date the Company committed to the exit plan. This statement is effective for exit or disposal activities initiated after December 31, 2002 with earlier application encouraged. The adoption of SFAS No. 146 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure", amends SFAS No. 123, "Accounting for Stock-Based Compensation." In response to a growing number of companies announcing plans to record expenses for the fair value of stock options, SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The Statement also improves the timeliness of those disclosures by requiring that this information be included in interim as well as annual financial statements. In the past, companies were required to make pro forma disclosures only in annual financial statements. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002.

The Company adopted the disclosure provisions of SFAS No. 148 for the year ended December 31, 2002, but will continue to use the method under APB Opinion No. 25 in accounting for stock options. The adoption of the disclosure provisions of SFAS No. 148 did not have a material impact on the Company's financial position, results of operations or liquidity.

In May 2003, the FASB issued Statement No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Statement requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances).

                                  ANMORE, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
     FOR THE PERIOD FROM JUNE 25, 2003 (INCEPTION) THROUGH DECEMBER 31, 2003

Many of those instruments were previously classified as equity. The Company is currently classifying financial instruments within the scope of this Statement in accordance with this Statement. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Management does not believe that this Statement will have a material impact on the Company's financial statements.


NOTE 3 - SHAREHOLDERS' DEFICIT

Upon inception the Company issued 100,000 shares of at par value to its founder.

                                   ANMORE, INC.
                          19,900,000 Shares Common Stock

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                                    PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS II-1

Section of the Florida Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission           $                 16.72
registration fee
Federal Taxes                                $                     0
State Taxes and Fees                         $                     0
Transfer Agent Fees                          $              5,000.00
Accounting fees and expenses                 $              5,000.00
Legal fees and expenses                      $             10,000.00
Blue Sky fees and expenses                   $                     0
Miscellaneous                                $                     0
Total                                        $             20,016.72

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

Anmore, Inc. was incorporated in the State of New Jersey on July 25, 2003 and 100,000 shares were issued to Kent MacKay, the company's founder, in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Such shares were issued to Kent MacKay as founders shares. On September 24, 2003, CASAU Group, Inc. entered into a Stock Purchase Agreement, whereby they purchased all of our issued and outstanding shares from Mr. MacKay for consideration of $24,000.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. MacKay had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On July 15, 2004, we issued 5,000,000 shares to CASAU Group, Inc., in consideration for $150,000 in the form of a non-interest bearing promissory note payable over a ten month period commencing January 15, 2005. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the CASAU Group, Inc. had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In July 2004, we issued 5,000,000 shares to Giorgio Saumat, 1,000,000 shares to Giano Saumat, and 3,000,000 shares to Irela Castillo for services rendered to us. These shares were issued in reliance on an exemption from registration under
Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Giorgio Saumat, Giano Saumat, and Irela Castillo had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for this transaction.

In July 2004, we completed a Regulation D, Rule 506 Offering in which we issued a total of 5,800,000 shares of our common stock to 37 shareholders at a price per share of $.02 for an aggregate offering price of $116,000. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Ael, Pablo                     250,000
Camji, Georgina                500,000
Chavin, Jose L.                 50,000
Coto, Guillermina               25,000
Cuan, Alejandrina              250,000
Cuan, Ana                      100,000
Cuan, Iser                     250,000
Fernandez Jr., Rogelio         100,000
Fernandez, Odalys              100,000
Flores, JC & Mirta              50,000
Fuentes, Lydia                  50,000
Griswold, Concepcion            50,000
Hamilton, Cathy D.              50,000
Hernandez, Arminda              50,000
Hidalgo, Idalmis               150,000
Insua PA, Maria-Elena          750,000
Koldras, Dawn                   50,000
Lim, Ryan                      100,000
Little, Leslie Ann              50,000
Mangiaracina, Rosemarie         50,000
Marchetti, Jennifer             20,000
Menendez, Ana M.               250,000
Miehl, Michael J.              100,000
Moreno, Dario                   50,000
Papaconstantinou, Robin        100,000
Perez, Amaury C.                25,000
Perez, Olga V.                  25,000
Perez, Osvaldo                  50,000
Reed, Daniel                   500,000
Reed, David                    500,000
Reed, Sara                     500,000
Reyes, Yvette                   50,000
Rodriguez, Esther              250,000
Sauma, David                   250,000
Stein, Thomas                   30,000
Torres, Rolando                 25,000
Velazquez, Jose                 50,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an "investment company" within the meaning of the federal securities laws.

(C) Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D) The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E) None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in June 2004 were restricted in accordance with Rule 144 of the Securities Act of 1933.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER                   DESCRIPTION
------                   -----------
3.1                      Articles of Incorporation (1)
3.2                      By-Laws (1)
5.1                      Opinion of Anslow & Jaclin, LLP
10.1                     Stock Purchase Agreement (2)
10.2                     Note from CASAU Group, Inc.
21                       Subsidiaries
23.1                     Consent of Jewett Schwartz and Associates


(1) Filed with the Form 10SB filed by the Company with the SEC on July 10, 2003.
(2) Filed with the Form 8K filed by the Company with the SEC on October 7, 2003.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Miami, State of Florida on October 13, 2004.



                     By:  /s/ Giorgio Saumat
                     ---------------------------------
                              GIORGIO SAUMAT
                              President, Chief Executive
                              Officer and Chairman of the Board of Directors


                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Joseph Hess, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


By: /s/ Giorgio Saumat         President, Chief Executive Officer
------------------------       and Chairman of the Board of Directors
        Giorgio Saumat

By: /s/ Irela Castillo         Chief Financial Officer, Secretary,
------------------------       Treasurer, and Director
        Irela Castillo

Dated: October 13,  2004